                                                              EXHIBIT 9 (a)(vii)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYOR. --Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table below will help determine the number to give the payor.

-------------------------------------------------------------
                               GIVE THE SOCIAL
FOR THIS TYPE OF ACCOUNT:      SECURITY
                               NUMBER OF --
-------------------------------------------------------------

1.   An individual's ac-       The individual
     count

2.   Two or more individ-      The actual owner of the
     uals (joint account)      account or, if combined
                               funds, any one of the
                               individuals(1)

3.   Husband and wife          The actual owner of the
     (joint account)           account or, if joint funds,
                               either person(1)

4.   Custodian account of      The minor(2)
     a minor (Uniform Gift
     to Minors Act)

5.   Adult and minor           The adult or, if the minor
     (joint account)           is the only contributor, the
                               minor(1)

6.   Account in the name       The ward, minor, or in-
     of guardian or com-       competent person(3)
     mittee for a designat-
     ed ward, minor, or
     incompetent person

7.   a.  The usual             The grantor-trustee(1)
         revocable savings
         trust account
         (grantor is also
         trustee)

     b.  So-called trust       The actual owner(1)
         account that is
         not a legal or
         valid trust under
         State law

8.   Sole proprietorship       The owner(4)
     account
-------------------------------------------------------------


-------------------------------------------------------------
                               GIVE THE EMPLOYER
FOR THIS TYPE OF ACCOUNT:      IDENTIFICATION
                               NUMBER OF --
-------------------------------------------------------------

9.   A valid trust, estate,    The Legal entity (Do not
     or pension trust          furnish the identifying
                               number of the personal
                               representative or trustee
                               unless the legal entity itself
                               is not designated in the
                               account title)(5)

10.  Corporate account         The corporation

11.  Religious, charitable,    The organization
     or educational organi-
     zation account

12.  Partnership account       The partnership
     held in the name of
     the business

13.  Association, club, or     The organization
     other tax-exempt
     organization

14.  A broker or registered    The broker or nominee
     nominee

15.  Account with the          The public entity
     Department of Agri-
     culture in the name of
     a public entity (such
     as a State or local
     government, school
     district or prison)
     that receives agricul-
     tural program pay-
     ments

--------------------------------------------------------------

(1)      List first and circle the name of the person whose number you furnish.
(2)      Circle the minor's name and furnish the minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4)      Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

     o A corporation.

     o A financial institution.

     o An organization exempt from tax under section 501(a), or an individual retirement plan.

     o The United States or any agency or instrumentality thereof.

     o A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

     o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

     o An international organization or any agency, or instrumentality thereof.

     o A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

     o A real estate investment trust.

     o A common trust fund operated by a bank under section 584(a).

     o An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

     o An entity registered at all times under the Investment Company Act of 1940.

     o A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding including the following:

     o Payments to nonresident aliens subject to withholding under section 1441.


     o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one non-resident partner.

     o Payments of patronage dividends where the amount received is not paid in money.

     o Payments made by certain foreign organizations.

     o Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

     o Payments of interest on obligations issued by individuals. NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

     o Payments of tax-exempt interest (including exempt-interest dividends under section 852).

     o Payments described in section 6049(b)(5) to non-resident aliens.

     o Payments on tax-free covenant bonds under section 1451.

     o Payments made by certain foreign organizations.

     o Payments made to a nominee.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER, ALSO SIGN AND DATE THE FORM.

     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045 and 6050A.

PRIVACY ACT NOTICE.--Section 6019 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATON NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to a reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

            FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                       OR THE INTERNAL REVENUE SERVICE.

Form W-8
(Rev. November 1992)                               Certificate of Foreign Status
Department of the Treasury
Internal Revenue Service
--------------------------------------------------------------------------------

               Name of owner (If joint account, also give joint owner's name.) (See Specific Instructions.)

               U.S. taxpayer identification no. (if any)
Please
Print          -----------------------------------------------------------------
or
Type
               Permanent address (See Specific Instructions.)
               (Include apt. or suite no.)

               -----------------------------------------------------------------
               City, province or state, postal code, and country


               -----------------------------------------------------------------
               Current mailing address, if different from permanent address (Include apt. or suite no., P.O. box if mail is not delivered to street address.)


               -----------------------------------------------------------------
               City, town or post office, state, and ZIP code (If foreign address, enter city, province or state, postal code, and country.)


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
List account information here          Account number             Account type              Account Number             Account type
(Optional, see Specific
Instructions.)

-----------------------------------------------------------------------------------------------------------------------------------

Notice of Change in Status.--To notify the payer, mortgage interest recipient, broker, or barter exchange that you no longer qualify for exemption, check here  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  / /

If you check this box, reporting will begin on the account(s) listed.
--------------------------------------------------------------------------------
                  Certification.--(Check applicable box(es)). Under penalties of perjury, I certify that:


                   / /  For INTEREST PAYMENTS, I am not a U.S. citizen or
Please                  resident (or I am filing for a foreign corporation,
Sign                    partnership, estate, or trust).
Here               / /  For DIVIDENDS, I am not a U.S. citizen or resident (or
                        I am filing for a foreign corporation, partnership, estate, or trust).
                   / /  For BROKER TRANSACTIONS or BARTER EXCHANGES, I am an
                        exempt foreign person as defined in the instructions below.

                        --------------------------------------- ----------------
                        Signature                                Date

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General Instructions
(Section references are to the Internal Revenue Code unless otherwise noted.)

Purpose

Use Form W-8 or a substitute form containing a substantially similar statement to tell the payer, mortgage interest recipient, middleman, broker, or barter exchange that you are a nonresident alien individual, foreign entity, or exempt foreign person not subject to certain U.S. information return reporting or backup withholding rules. Caution: Form W-8 does not exempt the payee from the 30% (or lower treaty) nonresident withholding rates.

Nonresident Alien Individual

For income tax purposes, "nonresident alien individual" means an individual who is neither a U.S. citizen nor resident. Generally, an alien is considered to be a U.S. resident if:

o The individual was a lawful permanent resident of the United States at any time during the calendar year, that is, the alien held an immigrant visa (a "green card"), or

o The individual was physically present in the United States on:

         (1) at least 31 days during the calendar year, and

         (2) 183 days or more dung the current year and the 2 preceding calendar years (counting all the days of physical presence in the current year, one-third the number of days of presence in the first preceding year, and only one-sixth of the number of days in the second preceding year).

         See Pub. 519, U.S. Tax Guide for Aliens, for more information on resident and nonresident alien status.

Note: If you are a nonresident alien individual married to a U.S. citizen or resident and have made an election under section 6013(g) or (h), you are treated as a U.S. resident and may not use Form W-8.


Exempt Foreign Person

For purposes of this form, you are an "exempt foreign person" for a calendar year in which:

         1. You are a nonresident alien individual or a foreign corporation, partnership, estate, or trust,

         2. You are an individual who has not been, and plans not to be, present in the United States for a total of 183 days or more during the calendar year, and

         3. You are neither engaged, nor plan to be engaged during the year, in a U.S. trade or business that has effectively connected gains from transactions with a broker or barter exchange.

         If you do not meet the requirements of 2 or 3 above, you may instead certify on Form 1001, Ownership, Exemption, or Reduced Rate Certificate, that your country has a tax treaty with the United States that exempts your transactions from U.S. tax.

Filing Instructions

When To File.--File Form W-8 or substitute form before a payment is made. Otherwise, the payer may have to withhold and send part of the payment to the Internal Revenue Service (see Backup Withholding below). This certificate generally remains in effect for three calendar years. However, the payer may require you to file a new certificate each time a payment is made to you.

Where To File.--File this form with the payer of the qualifying income who is the withholding agent (see Withholding Agent on page 2). Keep a copy for your own records.

Backup Withholding

A U.S. taxpayer identification number or Form W-8 or substitute form must be given to the payers of certain income. If a taxpayer identification number or Form W-8 or substitute form is not provided or the wrong taxpayer identification number is provided, these payers may have to withhold 20% of each payment or transaction. This is called backup withholding. Note: On January 1, 1993, the backup withholding rate increases from 20% to 31%.

                                                            (Continued on back).
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

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    Reportable payments subject to backup withholding rules are:

o Interest payments under section 6049(a).

o Dividend payments under sections 6042(a) and 6044.


o Other payments (i.e., royalties and payments from brokers and barter exchanges) under sections 6041, 6041A(a), 6045, 6050A, and 6050N.

         If backup withholding occurs, an exempt foreign person who is a nonresident alien individual may get a refund by filing Form 1040NR, U.S. Nonresident Alien Income Tax Return, with the Internal Revenue Service Center, Philadelphia, PA 19255, even if filing the return is not otherwise required.

U.S. Taxpayer Identification Number

The Internal Revenue law requires that certain income be reported to the Internal Revenue Service using a U.S. taxpayer identification number ('TIN). This number can be a social security number assigned to individuals by the Social Security Administration or an employer identification number assigned to businesses and other entities by the Internal Revenue Service.

         Payments to account holders who are foreign persons (nonresident alien individuals, foreign corporations, partnerships, estates, or trusts) generally are not subject to U.S. reporting requirements. Also, foreign persons are not generally required to have a TIN, nor are they subject to any backup withholding because they do not furnish a TIN to a payer or broker.

         However, foreign persons with income effectively connected with a trade or business in the United States (income subject to regular (graduated) income tax), must have a TIN. To apply for a TIN, use Form SS-4, Application for Employer Identification Number, available from local Internal Revenue Service offices, or Form SS-5, Application for a Social Security Card, available from local Social Security Administration offices.

Special Rules

Mortgage Interest.-For purposes of the reporting rules, mortgage interest is interest paid on a mortgage to a person engaged in a trade or business originating mortgages in the course of that trade or business. A mortgage interest recipient is one who receives interest on a mortgage that was acquired in the course of a trade or business.

         Mortgage interest is not subject to backup withholding rules, but is subject to reporting requirements under section 6050H. Generally, however, the reporting requirements do not apply if the payer of record is a nonresident alien individual who pays interest on a mortgage not secured by real property in the United States. Use Form W-8 or substitute form to notify the mortgage interest recipient that the payer is a nonresident alien individual.

         Portfolio Interest.-Generally, portfolio interest paid to a nonresident alien individual or foreign partnership, estate, or trust is not subject to backup withholding rules. However, if interest is paid on portfolio investments to a beneficial owner that is neither a financial institution nor a member of a clearing organization, Form W-8 or substitute form is required.

         Registered obligations not targeted to foreign markets qualify as portfolio interest not subject to 30% withholding, but require the filing of Form W-8 or substitute form. See Instructions to Withholding Agents on this page for reporting rules.


         See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Corporations, for registered obligations targeted to foreign markets and when Form W-8 or substitute form is not required on these payments.

         Bearer obligations.-The interest from bearer obligations targeted to foreign markets is treated as portfolio interest and is not subject to 30% withholding. Form W-8 or substitute form is not required.

         Dividends.-Any distribution or payment of dividends by a U.S. corporation sent to a foreign address is subject to the 30% (or lower treaty) withholding rate, but is not subject to backup withholding. Also, there is no backup withholding on dividend payments made to a foreign person by a foreign corporation. However, the 30% withholding (or lower treaty) rate applies to dividend payments made to a foreign person by a foreign corporation if:

o 25% or more of the foreign corporation's gross income for the three preceding taxable years was effectively connected with a U.S. trade or business, and

o The corporation was not subject to the branch profits tax because of an income tax treaty (see section 884(e)).

         If a foreign corporation makes payments to another foreign corporation, the recipient must be a qualified resident of its country of residence to benefit from that country's tax treaty. Broker or Barter Exchanges.-Income from transactions with a broker or barter exchanges is subject to reporting rules and backup withholding unless Form W-8 or substitute form is filed to notify the broker or barter exchange that you are an exempt foreign person as defined on page 1.

Specific Instructions

Name of Owner.-If Form W-8 is being filed for portfolio interest, enter the name of the beneficial owner.

U.S. Taxpayer Identification Number.-If you have a U.S. taxpayer identification number, enter your number in this space (see the discussion earlier).

Permanent Address.-Enter your complete address in the country where you reside permanently for income tax purposes.

If you are:                Show the
                           Address of

An individual              Your permanent
                           residence

A partnership              Principal Office
 or corporation

An estate or trust         Permanent
                           residence or

                           principal office of
                           any fiduciary

    Also show your current mailing address if it differs from your permanent address. Account Information (optional).-If you have more than one account (savings, certificate of deposit, pension, IRA, etc.) with the same payer, list all account numbers and types on one Form W-8 or substitute form unless your payer requires you to file a separate certificate for each account.

    If you have more than one payer, file a separate Form W-8 with each payer. Signature.-If only one foreign person owns the account(s) listed on this form, that foreign person should sign the Form W-8.

    If each owner of a joint account is a foreign person, each should sign a separate Form W-8. Notice of Change in Status.-If you become a U.S. citizen or resident after you have filed Form W-8 or substitute form, or you cease to be an exempt foreign person, you must notify the payer in writing within 30 days of your change in status.

    To notify the payer, you may check the box in the space provided on this form or use the method prescribed by the payer.

    Reporting will then begin on the account(s) listed and backup withholding may also begin unless you certify to the payer that:

    (1) The U.S. taxpayer identification number you have given is correct, and

    (2) The Internal Revenue Service has not notified you that you are subject to backup withholding because you failed to report certain income.

    You may use Form W-9, Request for Taxpayer Identification Number and Certification; to make these certifications.

    If an account is no longer active, you do not have to notify a payer of your change in status unless you also have another account with the same payer that is still active. False Certificate.-If you file a false certificate when you are not entitled to the exemption from withholding or reporting, you may be subject to fines and/or imprisonment under U.S. perjury laws.

Instructions to Withholding
Agents

Withholding Agent.-Generally, the person responsible for payment of the items discussed above to a nonresident alien individual or foreign entity is the withholding agent (see Pub. 515). Retention of Statement.--Keep Form W-8 or substitute form in your records for at least four years following the end of the last calendar year during which the payment is paid or collected. Portfolio Interest.-Although registered obligations not targeted to foreign markets are not subject to 30% withholding, you must file Form 1042S, Foreign Person's U.S. Source Income Subject to Withholding, to report the interest payment. Both Form 1042S and a copy of Form W-8 or substitute form must be attached to Form 1042, Annual Withholding Tax Return for U.S. Source income of Foreign Persons.



                                  *U.S. Government Printing Office: 1994-375-125

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